UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 21, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of U.S. Concrete, Inc., a Delaware corporation (the “Company”), in consultation with the Company’s Board of Directors, approved the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s new independent registered public accounting firm, effective March 22, 2017.

The Company’s current independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), was notified on March 22, 2017 of its immediate dismissal.

The reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through March 22, 2017, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in their reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through March 22, 2017, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company’s internal control over financial reporting was not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, a material weakness relating to management review controls associated with the completeness and accuracy of computations relating to income tax accounts and disclosures was identified. As disclosed in the Company’s Amendment No. 1 on Form 10-K/A, which amended the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, a material weakness relating to the accuracy and presentation of the accounting for income taxes, including the income tax provision and related tax assets and liabilities was identified.

Grant Thornton discussed each of these matters with the Audit Committee. The Company has authorized Grant Thornton to fully respond to the inquiries of Ernst & Young, the successor independent registered public accounting firm, concerning these matters.

The Company provided Grant Thornton with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Grant Thornton furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Grant Thornton agrees with the statements related to them made by the Company in this report. A copy of Grant Thornton’s letter to the SEC dated March 24, 2017, is attached as Exhibit 16.1 to this report.

During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through March 22, 2017, neither the Company, nor anyone on its behalf, consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by Ernst & Young that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

On March 24, 2017, the Company announced that Joseph C. “Jody” Tusa, Jr., the Company’s Senior Vice President and Chief Financial Officer, has resigned from his positions with the Company for personal reasons, effective as of July 1, 2017 (the “Separation Date”). Mr. Tusa’s role as principal accounting officer will cease on April 1, 2017. Mr. Tusa’s anticipated departure is not as a result of any disagreement with the Company.

In connection with the foregoing, on March 23, 2017, the Company and Mr. Tusa entered into a Separation and Transition Agreement (the “Agreement”). The Agreement provides that Mr. Tusa will remain employed with the Company and provide transition services, as requested by the Chief Executive Officer of the Company, until the Separation Date. In exchange for providing transition services, and subject to Mr. Tusa’s compliance with the terms of the Agreement, Mr. Tusa will receive the following payments and benefits from the Company:

•	continued payment of his current base salary through the Separation Date;

•	a lump-sum cash payment equal to $365,000, payable within 10 days following the Separation Date;

•	an additional lump-sum cash payment equal to $219,000, payable within 10 days following the Separation Date;

•	payment by the Company of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, for the benefit of Mr. Tusa (and his covered dependents as of the date of his termination, if any) under his current plan election for 18 months following the Separation Date; and

•	accelerated vesting of 50% of all outstanding and previously unvested restricted stock awards granted to Mr. Tusa prior to the Separation Date that would otherwise have vested during the twelve-month period following the Separation Date. All other equity awards, including restricted stock awards, granted to Mr. Tusa that remain unvested on Separation Date will be immediately forfeited and cancelled.

In consideration of the payments and benefits due to Mr. Tusa under the Agreement, Mr. Tusa agrees to execute a general release of claims in favor of the Company and further agrees not to compete with the Company or solicit the Company’s customers or employees for a period of one year following the Separation Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Appointment of Principal Accounting Officer

On March 21, 2017, the Board of Directors of the Company appointed Kevin R. Kohutek as the Company’s principal accounting officer of the Company, effective as of April 1, 2017. On February 28, 2017, Mr. Kohutek was previously appointed as the Company’s Chief Accounting Officer, effective as of April 1, 2017.

Kevin R. Kohutek, age 44, has served as the Company’s Regional Vice President and General Manager for the Atlantic Region since April 2015. From April 2014 until April 2015, Mr. Kohutek served as the Company’s Vice President and Chief Accounting Officer. From June 2012 until April 2014, Mr. Kohutek served as the Company’s Vice President and Corporate Controller. From 1997 through 2012, Mr. Kohutek held various positions at ClubCorp Financial Management Corporation (ClubCorp), most recently as Vice President of Finance and previously as Director of Financial Reporting. Prior to joining ClubCorp in 1997, he served in the assurance practice for KPMG. Mr. Kohutek holds a Bachelor of Business Administration Degree in Accounting and Finance form Texas A&M University.

There are no arrangements or understandings between Mr. Kohutek and any other persons pursuant to which he was appointed as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit

10.1	Separation and Transition Agreement, dated as of March 23, 2017, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr.

16.1	Letter of Grant Thornton LLP dated March 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: March 24, 2017	By:	/s/ William J. Sandbrook
		Name:	William J. Sandbrook
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Separation and Transition Agreement, dated as of March 23, 2017, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr.

16.1	Letter of Grant Thornton LLP dated March 24, 2017.